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                                                                   EXHIBIT 10.15


                          SHAWMUT NATIONAL CORPORATION

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                          EXECUTIVE SEPARATION POLICY

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                                      152
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                          SHAWMUT NATIONAL CORPORATION

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                          EXECUTIVE SEPARATION POLICY

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
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                                                                            PAGE
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
 1. Purpose................................................................   1
 2. Definitions............................................................   1
 3. Severance Payments and Benefits........................................   3
 4. Reduction in Payments..................................................   4
 5. Withholding............................................................   5
 6. No Right to Employment.................................................   5
 7. Legal Fees.............................................................   5
 8. Amendment and Termination..............................................   5
 9. Governing Law; Arbitration.............................................   5
10. Nontransferability.....................................................   6
11. No Duty to Mitigate....................................................   6
12. Effective Date.........................................................   6

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                          SHAWMUT NATIONAL CORPORATION

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                          EXECUTIVE SEPARATION POLICY

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  1. Purpose. The purpose of this Executive Separation Policy (the "Policy") of the Shawmut National Corporation (the "Company") and its subsidiaries is to provide certain severance payments and benefits to key executives designated by the Committee (as hereinafter defined) (the "Participants") in the event of termination of employment (other than by reason of death or Disability (as hereinafter defined)) within two years after a Change in Control (as hereinafter defined) if termination is by the Company other than for Cause (as hereinafter defined) or by the Participant for Good Reason (as hereinafter defined). This Policy shall not affect the right of the Company to terminate a Participant's employment with or without Cause.

  2. Definitions. In addition to the terms defined in Section 1 hereof, the following terms used in the Policy shall have the meanings set forth below:

  (a) "Annual Compensation" shall mean the sum of (i) the Participant's annual salary with the Company (before reduction pursuant to any deferred compensation plan or agreement with the Company) immediately prior to the date of termination of employment or, if greater, immediately prior to the date of Change in Control and (ii) the Participant's highest of the last three annual short term incentive awards prior to the year of termination assigned under the Company's Short Term Incentive Plan, as the same may be modified, replaced or added to by the Company from time to time.

  (b) "Beneficiary" shall mean any person (which may include trusts and is not limited to one person) who has been designated by the Participant in his or her most recent written beneficiary designation filed with the Company to receive the benefits specified under the Policy in the event of the Participant's death. If no Beneficiary has been designated who survives the Participant's death, then Beneficiary means any person(s) entitled by will or the laws of descent and distribution to receive such benefits.

  (c) "Cause" shall mean (i) the willful and continued failure by the Participant to substantially perform his duties with the Company or any subsidiary (other than any such failure resulting from the Participant's incapacity due to physical or mental illness or any such actual or anticipated failure resulting from the Participant's termination for Good Reason) for a period of at least ten days after a written demand for substantial performance is delivered to the Participant which specifically identifies the manner in which the Participant has not substantially performed his duties, or (ii) the willful engaging by the Participant in gross misconduct which is demonstrably and substantially injurious to the Company. For purposes of this paragraph, no act, or failure to act, on the Participant's part shall be considered "willful" unless done, or omitted to be done, by the Participant not in good faith and without reasonable belief that such action or omission was in the best interest of the Company. Any act, or failure to act, based upon authority given pursuant to a resolution duly adopted by the Board of Directors of the Company or based upon the advice of counsel for the Company shall be conclusively presumed to be done, or omitted to be done, by the Participant in good faith and in the best interests of the Company. Notwithstanding the foregoing, the Participant shall not be deemed to have been terminated for Cause unless and until there shall have been delivered to the Participant a copy of a resolution duly adopted by the affirmative vote of not less than three-quarters of the entire membership of the Board at a meeting of the Board called and held for the purpose (after reasonable notice to the Participant and an opportunity for the Participant, together with his counsel, to be heard before the Board), finding that in the good faith opinion of the Board the Participant was guilty of conduct set forth above in clauses (i) or (ii) of this paragraph and specifying the particulars thereof in detail.

  (d) "Change in Control" shall have the meaning set forth in Section 10(e)(ii) of the Company's Stock Option and Restricted Stock Award Plan.

  (e) "Committee" shall mean the Human Resources Committee of the Board.


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  (f) "Designee" shall mean the Chief Executive Officer of the Company or other executive to whom the Committee delegates the authority to take action under this Policy.

  (g) "Compensation Rate" shall mean the result obtained by dividing the Participant's Annual Compensation by 12.

  (h) "Disability" shall have the meaning set forth in the Long-Term Disability Plan.

  (i) "Good Reason" shall mean:

    (i) a reduction by the Company in a Participant's base salary as in effect immediately prior to the Change in Control except for across-the-board salary reductions similarly affecting all senior executives of the Company and all senior executives of any person in control of the Company;

    (ii) the failure by the Company, without the Participant's consent, to pay the Participant any portion of his current compensation except pursuant to an across-the-board compensation deferral similarly affecting all senior executives of the Company and all senior executives of any person in control of the Company, or to pay to the Participant any portion of an installment of deferred compensation under any deferred compensation program of the Company, within thirty (30) days of the date such compensation is due;

    (iii) the failure by the Company to continue in effect any Plan (as hereinafter defined) which is material to the Participant's total compensation in which the Participant was participating at the time of the Change in Control, unless such Plan (A) is replaced by a successor Plan providing substantially similar compensation and benefits (which replacement Plan shall continue to be subject to this provision) or (B) terminates as a result of the normal expiration of such Plan in accordance with its terms, as in effect immediately prior to the Change in Control; or the taking of any other action, or the failure to act, by the Company which would materially adversely affect a Participant's continued participation in any of such Plans as compared to the terms of such participation on the date of the Change of Control, including by materially reducing the Participant's compensation opportunities or benefits in the future under any such Plans;

    (iv) the failure by the Company to provide and credit the Participant with the number of paid vacation days in which he or she is entitled in accordance with the Company's normal vacation policy as such policy was in effect immediately prior to the Change in Control;

    (v) a change by the Company in the position of the Participant which does not represent a position commensurate in level, authority and responsibilities with or a promotion from Participant's position with the Company or any of its subsidiaries immediately prior to the date of the Change in Control, or assigning the Participant responsibilities which are materially inconsistent with such prior position; or

    (vi) the Company's requiring the Participant to be based anywhere more than 50 miles from the location of Participant's office or the location of the Company's executive offices immediately prior to the Change in Control, except that the Company may require Participant to be based more than 50 miles from such location if the relocation is to a principal executive office of the Company or principal office of a major division or subsidiary of the Company, provided that the Participant is reimbursed, on an after-tax basis, for all reasonable expenses incurred and losses experienced in respect of such relocation in accordance with relocation policy of the Company or its subsidiaries prior to the date of the Change in Control, and except for required travel on the Company's business to an extent substantially consistent with the business travel obligations which the Participant undertook on behalf of the Company prior to the Change in Control;

  In each case after notice in writing from the Participant to the Company and a period of 30 days after such notice during which the Company fails to correct such conduct.

  (j) "Participant" shall mean a senior line officer, staff officer or other key executive of the Company or its subsidiaries, who shall have been designated in writing by the Designee as eligible for severance payments and benefits under this Policy; provided, however, that in no event shall a Participant be entitled to receive

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severance payments and benefits under the Policy to the extent such severance payments and benefits duplicate payments and benefits actually received or payable under an effective employment or severance agreement, other arrangement or any other separation policy, compensation or employee benefit plan of the Company or its subsidiaries.

  (k) "Plan" shall mean any compensation or benefit plan of the Company or its subsidiaries such as an incentive compensation, stock option or other stock plan or any employee benefit plan of the Company such as a pension, profit sharing, medical, dental, disability or life insurance plan or vacation credit.

  3. Severance Payments and Benefits.

  (a) A Participant shall be entitled to the following upon termination of employment (other than by reason of death or Disability) within two years following a Change in Control, if such termination is by the Company other than for Cause or by the Participant for Good Reason:

    (i) annual salary otherwise payable through the date of termination of employment, together with salary, incentive compensation or benefits which have been earned or become payable as of the date of termination but which have not yet been paid;

    (ii) a lump-sum severance payment equal to the product of the Participant's Annual Compensation, multiplied by 2.0 with respect to participants assigned to Grade 26 and above, or the equivalent thereof, at the date of termination and 1.5 with respect to all other Participants;

    (iii) for a period of 24 months after the date of termination of employment with respect to Participants assigned to Grade 26 and above, or the equivalent thereof, at date of termination and 18 months with respect to all other Participants, benefits equivalent to the additional benefits the Participant would have received under the qualified and nonqualified pension plans in which the Participant was participating immediately prior to termination, as if the Participant had received credit under such Plans for service with the Company during such period following the Participant's termination, with such benefits payable by the Company at the same times, under the same terms, and in the same manner as such benefits would have been received by the Participant under such plans;

    (iv) [a lump sum payment equal to the present value of the Participant's accrued benefit, if any, which shall be fully vested at date of termination of employment, under the Company's supplemental, nonqualified pension plans, unless funded in a secular trust;] and

    (v) for a period terminating on the earlier of 24 months following the date of termination of employment with respect to Participants assigned to Grade 26 and above, or the equivalent thereof, at the date of termination and 18 months with respect to all other Participants and the commencement of equivalent benefits from a new employer, maintenance in effect for the continued benefit of the Participant and his or her dependents of:

      (A) all insured and self-insured medical and dental benefit plans of the Company in which the Participant was participating immediately prior to termination, provided that the Participant's continued participation is possible under the general terms and conditions of such plans (and any applicable funding media) and the Participant continues to pay an amount equal to the Participant's regular contribution for such participation; and

      (B) the group life insurance and group disability insurance policies of the Company then in effect for the Participant;

provided, however, that if the Company so elects, or if such continued participation is not possible under the general terms and conditions of such plans or under such policies, the Company, in lieu of the foregoing, shall arrange to have issued for the benefit of the Participant and the Participant's dependents individual policies of insurance providing benefits substantially similar (on an after-tax basis) to those described in this paragraph (v), or, if such insurance is not available at a reasonable cost to the Company, shall otherwise provide the Participant and the Participant's dependents equivalent benefits (on an after-tax basis); provided, further that, in no event shall the Participant be required to pay any premiums or other charges in an amount greater than that which the Participant would have paid in order to participate in the Company's plans and policies.


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  (b) All payments required by clauses (i), (ii), and (iv) of paragraph (a) of this Section 4 shall be paid in cash not later than the thirtieth (30th) day following the date of termination of employment.

  (c) In the event of the death of a Participant, all payments hereunder due to such Participant shall be paid to his or her Beneficiary.

  (d) Notwithstanding anything in this Policy to the contrary, a Participant shall not be entitled to any payments or benefits under Section 3 of this Policy, unless the Board of Directors of the Company in its sole discretion provides otherwise, in the event termination of employment results from the sale or spin-off of a subsidiary or the sale of a division, other business unit or facility in which the Participant was employed immediately prior to such sale or spin-off (whether effected by the disposition of stock or assets, or by merger or otherwise) and the Participant has been offered employment with the purchaser or the sold or spun-off entity at the same base salary provided to the Participant, and with fringe benefits that in the aggregate are comparable to those provided to the Participant, immediately prior to the sale or spin-off. Such benefits must include an agreement or plan binding on such purchaser or entity, providing that, upon any termination of employment with the purchaser or entity of the kinds described in Section 3 hereof within two years following such sale, the purchaser shall:

    (i) pay to such Participant an amount equal to the severance payments that such Participant would have received under Section 3(a) (i)-(iv) hereof if termination of employment had resulted in amounts being owed thereunder at the time of such sale; and

    (ii) pay or provide for the Participant and his or her dependents the benefits described in Section 3(a)(v) hereof for a period beginning upon the Participant's termination of employment with the purchaser or spun-off entity or business and terminating on the earlier of 24 months following the date of termination of employment with respect to Participants assigned to Grade 26 and above, or the equivalent thereof, at the date of termination and 18 months with respect to all other Participants and the commencement of equivalent benefits from a new employer following termination of employment with the purchaser or sold or spun-off entity or business.

  (e) Notwithstanding anything in this Policy to the contrary, a transfer of employment from the Company to a subsidiary or vice versa shall not be considered a termination of employment for purposes of this Policy.

  4. Reduction in Payments. Notwithstanding any other provision of this Policy, but subject to the last sentence of this Section 4, if any of the payments and benefits provided for under this Policy, together with any other payments or benefits received or to be received by a Participant (including, without limitation, the vesting and/or cashout of an option, stock award or other non-cash benefit or property) pursuant to the terms of the Stock Option and Restricted Stock Award Plan, the Secondary Stock Option and Restricted Stock Award Plan or the Performance Equity Plan of the Company, as such Plans may be from time to time amended, or any other plan, arrangement or agreement with the Company or any subsidiary (collectively, the "Total Payments"), would be subject (in whole or in part) to any excise tax imposed under Section 4999 of the Internal Revenue Code of 1986, as amended (the "Code") (or any similar tax that may hereafter be imposed) (the "Excise Tax"), then the payments pursuant to this Policy shall be reduced (reducing first the payments under Section 3(a)(ii) to the largest amount that will result in no portion of the Total Payments being subject to the Excise Tax. All determinations as to whether any reduction in payments under this Policy pursuant to this Section 4 is necessary shall be made by independent compensation consultants or auditors of nationally recognized standing selected by the Company and reasonably acceptable to the Participant and with the advice of counsel (the "Independent Auditors") and such determination shall be conclusive and binding on the Company and the Participant with respect to the treatment of payments hereunder for tax reporting purposes. If a determination cannot be completed on or before the date specified under Section 3 for making the severance payments provided hereunder, the Company shall pay to the Participant on such payment date the minimum amount of such payments to which the Participant is clearly entitled, as determined by the Independent Auditors, and shall pay the remainder of such payments (together with

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interest at the rate provided in Section 1274 (b) (2) (B) of the Code) as soon as the amount thereof can be determined but in no event later than the thirtieth (30th) day after such specified payment date. For purposes of determining whether and to what extent the Total Payments will be subject to the Excise Tax, (i) no portion of the Total Payments the receipt or enjoyment of which the Participant shall have effectively (for tax purposes) waived in writing (as determined by the Independent Auditors) shall be taken into account, (ii) no portion of the total Payments shall be taken into account which in the opinion of the Independent Auditors does not constitute a "parachute payment" within the meaning of section 280G(b) (2) of the Code (including by reason of section 280G(b)(4)(A) of the Code) and, in calculating the Excise Tax, no portion of such Total Payments shall be taken into account which constitutes reasonable compensation for services actually rendered, within the meaning of section 280G(b)(4)(B) of the Code, in excess of the base amount (as defined in section 280G(b)(3) of the Code) allocable to such reasonable compensation, and (iii) the value of any non-cash benefit or any deferred payment or benefit included in the Total Payments shall be determined in accordance with the principles of sections 280G(d)(3) and (4) of the Code. If, as a result of uncertainty in the application of Section 280G of the Code at the time of any estimate or initial determination by the Independent Auditors hereunder, any payments hereunder are made by the Company which should not have been made (an "Over-payment") or additional payments hereunder are not made by the Company which should have been made (an "Underpayment"), in each case as determined by the Independent Auditors consistent with the calculations required to be made hereunder, then (i) any such Overpayment shall be treated for all purposes as a loan to the Participant payable on the thirtieth (30th) business day after demand, which the Participant shall repay to the Company together with the interest from the date or dates of receipt of the Overpayment at the rate provided in section 1274(b) (2) (B) of the Code, and (ii) any such Underpayment shall be promptly paid by the Company to the Participant together with interest from the specified payment date at the rate provided in section 1274(b) (2) (B) of the Code.

  5. Withholding. The Company shall have the right to deduct from all payments hereunder a cash amount having a value at least equal to any federal, state, local or foreign taxes required to be withheld with respect to such payments.

  6. No Right to Employment. Nothing contained in this Policy or any documents relating to the Policy shall (i) confer upon any Participant any right to continue as a Participant or in the employ of the Company or a subsidiary,
(ii) constitute any contract or agreement of employment, or (iii) interfere in any way with the right of the Company or a subsidiary to reduce such Participant's compensation, to change the position held by such Participant, or terminate the employment of such Participant, with or without Cause.

  7. Legal Fees. The Company shall pay all legal fees and related expenses incurred by a Participant in seeking to obtain or enforce any payment, benefit or right provided by this Policy; provided, however, that the Participant shall be required to repay any such amounts to the Company to the extent that an arbitrator or a court of competent jurisdiction issues a final, unappealable order setting forth a determination that the position taken by the Participant was frivolous or advanced in bad faith.

  8. Amendment and Termination. The Board of Directors of the Company may amend or terminate this Policy at any time prior to a Change in Control. This Policy may not be amended or terminated at any time after a Change in Control in any manner adverse to a Participant without the prior consent of such Participant.

  9. Governing Law; Severability; Arbitration. The validity, construction, and effect of this Policy and any rules and regulations relating to this Policy shall be determined in accordance with Delaware General Corporation Law, to the extent applicable, other laws (including those governing contracts) of the State of Connecticut, without giving effect to principles of conflicts of laws, and applicable federal law. If any provision hereof shall be held by a court of competent jurisdiction to be invalid and unenforceable, the remaining provisions shall continue to be fully effective. Any dispute or controversy arising under or in connection with this Policy that cannot be settled through negotiation shall be first submitted to mediation administered by the American Arbitration Association ("AAA"). In the event the dispute or controversy

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cannot be resolved through mediation, it shall be settled exclusively by arbitration in Hartford, Connecticut by three arbitrators in accordance with the rules of the AAA in effect at the time of submission to arbitration. Judgment may be entered on the arbitrators' award in any court having jurisdiction.

  10. Nontransferability. Severance payments and benefits under the Policy may not be transferred by a Participant except upon a Participant's death by will or the laws of descent and distribution or to a Beneficiary, or otherwise be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, or charge, and any attempted such action shall be void. The terms and conditions of this Policy shall be binding on the successors and assigns of the Company.

  11. No Duty to Mitigate. No Participant shall be required to mitigate, by seeking employment or otherwise, the amount of any payment that the Company becomes obligated to make under this Policy, and, except as expressly provided in this Policy, amounts or other benefits to be paid or provided to a Participant pursuant to this Policy shall not be reduced by reason of the Participant's obtaining other employment or receiving similar payments or benefits from another employer.

  12. Effective Date. This Policy is effective as of January 1, 1994.

  As adopted by the Human Resources Committee on October 28, 1993.

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